EXHIBIT 99.4

           AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF NCH MARKETING
                     SERVICES, INC. AS OF DECEMBER 31, 2002

                          NCH MARKETING SERVICES, INC.

                                Table of Contents

                                                                             Page
                                                                             ----
Independent Auditors' Report                                                  F-1

Consolidated Financial Statements:

   Consolidated Balance Sheet, December 31, 2002                              F-2

   Consolidated Statement of Operations, Year ended December 31, 2002         F-3

   Consolidated Statement of Stockholders' Deficit and Comprehensive Loss,
      Year ended December 31, 2002                                            F-4

   Consolidated Statement of Cash Flows, Year ended December 31, 2002         F-5

Notes to Consolidated Financial Statements                                    F-6

                          Independent Auditors' Report

The Board of Directors of NCH Marketing Services, Inc.:

We have audited the accompanying consolidated balance sheet of NCH Marketing Services, Inc. and subsidiaries (the Company) as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of NCH Marketing Services, Inc. as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
April 8, 2003

                          NCH MARKETING SERVICES, INC.

                           Consolidated Balance Sheet

                                December 31, 2002
                (In thousands, except share, and per share data)

                                     Assets

Current assets:
   Cash and cash equivalents                                                $ 10,633
   Accounts receivable, less allowance of $607                                48,235
   Unbilled receivables, less allowance of $64                                20,519
   Current deferred income taxes                                               2,309
   Prepaid expenses and other current assets                                   2,374
                                                                            --------
      Total current assets                                                    84,070

Property, plant, and equipment, net                                           10,235

Goodwill                                                                      13,251

Deferred income taxes                                                            901

Other assets                                                                     607
                                                                            --------
      Total assets                                                          $109,064
                                                                            ========
                      Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable                                                         $ 44,083
   Accounts payable, unbilled                                                 42,347
   Customer deposits                                                           4,590
   Accrued liabilities                                                         7,266
   Current deferred income taxes                                                 117
   Short-term borrowings                                                       3,400
                                                                            --------
      Total current liabilities                                              101,803

Notes payable                                                                 12,462

Customer deposits                                                              3,249

Deferred income taxes                                                             49

Other liabilities                                                              3,856

Stockholders' deficit:
   Series A Preferred stock - par value $0.01 per share. Authorized
      3,000,000 shares; issued and outstanding 76,991 shares                       1
   Common stock - par value $0.01 per share. Authorized 8,000,000 shares; 3,798,920 shares issued; 3,752,625 shares outstanding after
      deducting 46,295 treasury shares                                            38
   Additional paid-in capital                                                  1,218
   Accumulated deficit                                                       (11,954)
   Treasury stock (46,295 shares)                                               (452)
   Accumulated other comprehensive loss                                       (1,206)
                                                                            --------
      Total stockholders' deficit                                            (12,355)
                                                                            --------
      Total liabilities and stockholders' deficit                           $109,064
                                                                            ========

See accompanying notes to consolidated financial statements.

                          NCH MARKETING SERVICES, INC.

                      Consolidated Statement of Operations

                          Year ended December 31, 2002
                                 (In thousands)

Revenues                                  $72,339
Costs and expenses:
   Cost of services                        40,494
   Selling, general, and administrative    20,908
   Depreciation and amortization            3,165
                                          -------
      Total costs and expenses             64,567
                                          -------
      Operating income                      7,772

Interest expense, net                      (2,718)

Other expense, net                           (910)
                                          -------
      Income before income taxes            4,144

Income tax expense                         (1,787)
                                          -------
      Net income                          $ 2,357
                                          =======

See accompanying notes to consolidated financial statements.

                          NCH MARKETING SERVICES, INC.

     Consolidated Statement of Stockholders' Deficit and Comprehensive Loss

                          Year ended December 31, 2002
                        (In thousands, except share data)

                                                    Series A                              Accumulated
                               Preferred stock     Common stock    Additional                other                   Total
                               ---------------  -----------------   paid-in    Treasury  comprehensive  Retained  Stockholders
                               Shares   Amount    Shares   Amount   capital     stock        loss       deficit     deficit
                               ------   ------  ---------  ------  ---------   --------  -------------  --------  ------------
Balance, December 31, 2001     76,991    $ 1    3,675,593    $37     1,096        --       (2,893)      (14,311)    (16,070)

   Issuance of common stock        --     --      123,327      1       122        --           --            --         123
   Treasury stock purchase         --     --      (46,295)    --        --      (452)          --            --        (452)
   Comprehensive loss:
      Net income                   --     --           --     --        --        --           --         2,357       2,357
      Cumulative translation
        adjustment                 --     --           --     --        --        --        1,783            --       1,783
      Net unrealized loss on
        cash flow hedges           --     --           --     --        --        --          (96)           --         (96)
                                                                                           ------       --------  ------------
      Total comprehensive loss                                                              1,687         2,357       4,044
                               ------    ---    ---------    ---     -----      ----       ------       --------  ------------
Balance, December 31, 2002     76,991    $ 1    3,752,625    $38     1,218      (452)      (1,206)      (11,954)    (12,355)
                               ======    ===    =========    ===     =====      ====       ======       ========  ============

See accompanying notes to consolidated financial statements.

                          NCH MARKETING SERVICES, INC.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2002

                                 (In thousands)

Cash flows from operating activities:
   Net income                                              $ 2,357
   Adjustments to reconcile net income to net cash
      used in operating activities:
         Depreciation and amortization                       3,165
         Amortization of deferred financing costs              152
         Provision for bad debts                               429
         Loss on disposal of property and equipment             90
         Debt discount amortization                            582
         Equity in loss of joint venture                       183
         Deferred income tax provision                         363
         Changes in operating assets and liabilities
            Accounts receivable                               (583)
            Accounts receivable -- unbilled                 (2,367)
            Other assets                                      (694)
            Accounts payable                                (6,969)
            Accrued liabilities                                251
            Customer deposits                                 (939)
            Other liabilities                                  975
                                                           -------
               Net cash used in operating activities        (3,005)
                                                           -------
Cash flow from investing activities:
   Purchase of property and equipment                       (3,267)
                                                           -------
               Net cash used in investing activities        (3,267)
                                                           -------
Cash flows from financing activities:
   Net short-term borrowings                                 3,400
   Repayment of long-term debt                              (2,930)
   Purchase of treasury stock                                 (452)
   Common stock issued                                         123
                                                           -------
               Net cash provided by financing activities       141
                                                           -------
Effect of exchange rate changes on cash                      1,379
                                                           -------
               Net decrease in cash and cash equivalents    (4,752)
Cash and cash equivalents, beginning of year                15,385
                                                           -------
Cash and cash equivalents, end of year                     $10,633
                                                           =======
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                             $ 2,161
      Taxes                                                  2,034

See accompanying notes to consolidated financial statements.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

(1)  Description of the Business

     NCH Marketing Services, Inc. (NCH or the Company) is engaged primarily in providing cents-off coupon clearinghouse, information management and other consumer packaged goods marketing-related services. The Company's customers are primarily large consumer goods manufacturers and retailers in the United States, the United Kingdom, Italy, Spain, France, and Germany. The Company's U.S. operations are supported by three coupon processing facilities located in Mexico.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The consolidated financial statements include the accounts of NCH (a Delaware corporation) and its wholly owned subsidiaries, including NCH Marketing Services, Ltd. (NCH-UK) (an English corporation); Coupon Select, Inc. (a California corporation); NCH Italia S.L. (an Italian corporation); NCH Servicios Promocionales Espana S.L. (a Spanish corporation); NCH Marketing Services SAS (a French corporation); NCH Marketing SA (a French corporation); NCH Deutschland Marketing Services, GmbH (a German corporation, formerly NCH Marketing Services,
          GmbH); and NCH Promotional Services de Mexico S.A. de C.V. (a Mexican corporation). All significant intercompany accounts and transactions have been eliminated. In addition, the Company has a 50% investment in a joint venture called Donations Direct, LLC (Donations Direct). To date NCH has funded Donations Direct approximately $1,000, $700 of which is in the form of unsecured notes due 2010. NCH's loss from the joint venture, which is netted against the advances, was approximately $183 in 2002. NCH accounts for its investment in Donations Direct under the equity method. The carrying value, including advances and NCH's loss, of the Company's investment in Donations Direct is zero at December 31, 2002.

     (b)  Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from management's estimates.

     (c)  Concentration of Credit Risk and Customers

          To the extent that the Company has excess cash, it invests such cash in highly liquid investments. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable. Credit risk with respect to accounts receivable is generally mitigated due to contractual payment conditions favorable to the Company as well as the diversification of its trade receivables. Credit losses historically have not been significant. The Company believes that its contractual agreement, credit evaluation, approval and monitoring processes substantially reduce potential credit risks.

          No single customer accounted for more than 10% of total revenues for the year ended December 31, 2002.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     (d)  Cash Equivalents

          Cash equivalents consist of highly liquid money market instruments purchased with a next day maturity and are stated at cost, which approximates market value.

     (e)  Accounts Receivable

          Accounts receivable include amounts due from customers arising from the face values of coupons processed and billed as well as the Company's fees related to its services. Therefore, a significant portion of the Company's accounts receivable does not represent billings for services, but amounts that will ultimately be remitted to retailers or their agents arising from clearinghouse activities. In most circumstances, the Company collects accounts receivable representing the face values of coupons processed in advance of paying the retailer or the retailer's agent.

     (f)  Unbilled Accounts Receivable

          Unbilled accounts receivable represent the face value of coupons that have not completely been processed or billed. Related amounts not paid to retailers or their agents are reflected as accounts payable in the accompanying consolidated balance sheet.

     (g)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to fifteen years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the lease term.

     (h)  Goodwill

          Goodwill is the excess of the purchase price over the fair market value of net assets acquired. In July 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which changes the accounting for goodwill and intangibles with an indefinite life from an amortization method to an impairment only approach. The Company adopted SFAS No. 142 at the beginning of 2002 and has ceased amortization of goodwill.

          Under SFAS No. 142, goodwill is tested for impairment at least annually, using a two-step approach. First, the Company estimates the fair value of its reporting units using discounted estimated future cash flows. If the carrying value exceeds the fair value of the reporting unit, the second test of goodwill impairment test is performed to measure the amount of the potential impairment loss. Goodwill impairment is measured by comparing the "implied fair value" of goodwill with its carrying amount. The Company completed the transitional and annual goodwill impairment tests during 2002, and determined that goodwill was not impaired.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     (i)  Impairment of Long-lived Assets

          Long-lived assets are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Estimated fair market value is generally measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

     (j)  Revenue Recognition

          Revenues consist primarily of processing fees for coupon audit and analysis, data and information management, data analytics, trade marketing programs, and the management and disbursement of customer funds for coupon administration. The Company does not recognize revenue, or cost of services, for the face value of coupons processed. Once coupon processing has been completed, fee revenues are recognized.

     (k)  Research and Development Costs

          Research and development costs are charged to selling, general, and administrative expense as incurred. For the year ended December 31, 2002, these costs amounted to approximately $400.

     (l)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (m)  Foreign Currency

          The functional currencies for the Company's foreign operations are the applicable local currencies. Accounts of foreign operations are translated into U.S. dollars using the spot rate of the local currency on the balance sheet date for assets and liabilities and average monthly exchange rates for revenues and expenses. Translation adjustments are reflected as an adjustment to equity on a cumulative basis.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

          Currencies to which the Company has exposure are the Mexican peso, British pound, and Euro. Currency restrictions are not expected to have a significant effect on the Company's cash flows, liquidity, or capital resources. The Company typically purchases the Mexican peso under three-month forward foreign exchange contracts to stabilize the cost of production in Mexico. Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Under SFAS No. 133, the Company's Mexican Peso forward exchange contracts meet the definition of a cash flow hedge. Accordingly, changes in the fair value of the hedge are recorded as a component of other comprehensive income. For the year ended December 31, 2002, the Company recorded an unrealized market value loss of $96 in other comprehensive income. Actual exchange losses or gains are recorded against production expense when the contracts are executed. The Company had a commitment to purchase $3,100 in Mexican pesos over the next three months at December 31, 2002.

     (n)  Fair Value of Financial Instruments

          The carrying amounts of cash equivalents and accounts receivable are reasonable estimates of the fair values of these financial instruments. The carrying amount of long-term debt approximates fair value because interest rates are at market rates.

     (o)  Stock Options

          SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value-based method of accounting for stock-based compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date, and is recognized over the periods in which the related services are rendered. In accordance with the provisions of SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its employee stock options. Under APB 25, when the purchase price of restricted stock or the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of issuance or grant, no compensation expense is recognized.

          SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of the pro forma net income had the Company adopted the fair value method of accounting as prescribed in that Statement. There is no material difference between the net income as calculated on this basis and the net income presented for fiscal 2002.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     (p)  Recently Issued Accounting Standards

          The FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment to FASB Statement No. 13, and Technical Corrections, in 2002. Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4, and thus, the criteria in APB Opinion No. 30 should be applied to determine the classification of gains and losses related to the extinguishment of debt. The Statement is effective beginning in fiscal year 2003. At that time, any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion No. 30 for classification as an extraordinary item will be reclassified. The adoption did not have any significant impact.

          SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities after December 31, 2002. The Company adopted the statement effective January 1, 2003 and the adoption did not have a material effect on the Company's financial position of results of operations.

          In November 2002, the FASB released FASB Interpretation No. 45 (FIN
          45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a guarantor recognize a liability for the fair value of an obligation assumed under a guarantee. This interpretation also discusses additional disclosures to be made in the interim and annual financial statements of the guarantor about obligations under certain guarantees. The initial measurement and recognition requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. However, the disclosure requirements are effective for the Company in the consolidated financial statements for the year ended December 31, 2002. The Company does not expect that the adoption of FIN 45 will have a material effect on the financial position, results of operations, or cash flows of the Company.

          In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

          In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For nonpublic enterprises, such as the Company, with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Company's financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective.

(3)  Property and Equipment

     Property and equipment consisted of the following at December 31, 2002:

     Land                                        $    888
     Buildings                                      5,916
     Equipment                                      4,763
     Furniture and fixtures                         2,243
     Leasehold improvements                         1,513
     Software                                       6,678
                                                 --------
                                                   22,001

     Accumulated depreciation and amortization    (11,766)
                                                 --------
        Total                                    $ 10,235
                                                 ========

(4)  Short-term Borrowing Arrangement

     In September 1999, the Company obtained a three-year, secured revolving credit agreement with Harris Trust and Savings Bank (the Harris Revolving Facility). Contractually, the Company has the ability to request an extension of the Harris Revolving Facility for two additional one-year periods, not to extend beyond September 23, 2004. The Company extended the credit agreement through September 23, 2003 effective June 24, 2002. The credit agreement provides for secured borrowings of up to a maximum of $20,000 at a user discretionary interest rate of either a Base Loan Rate or Eurodollar Loan Rate. As of June 24, 2002, the credit agreement was amended to provide for secured borrowings of up to a maximum of $23,000. The Base Loan Rate is the prime rate of interest plus 0.25% as calculated based upon a 365 or 366-day year. The Eurodollar Loan Rate, which includes the risk of borrowing foreign currency, bears interest at a rate equivalent to the sum of the margin rate of 1.25% plus the adjusted LIBOR rate as defined by dividing the LIBOR rate by 1-Eurodollar Reserve Percentage, and is calculated based upon a 360-day year. The Eurodollar Reserve Percentage, as defined in the agreement, is a rate of reserve as generally required by the Federal Reserve Board. The interest rate at December 31, 2002 was 4.5% In addition to the interest rate, there is a commitment fee charge of 0.375% on the average daily unused balance computed

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     on a 360-day year and the actual number of days elapsed. Advances under the Harris Revolving Facility are secured by 100% of the outstanding capital stock of each domestic subsidiary; 65% of the issued and outstanding capital stock of each international subsidiary organized under the laws of the Netherlands, the United Kingdom, and Mexico; and certain assets of the Company, primarily receivables and intangibles. At December 31, 2002, the Company had borrowings of $3,400. A letter of credit equal to $1,600 was outstanding at December 31, 2002 for a security deposit on the leased office space of the US operations. Therefore, the available line of credit equaled $18,000 at December 31, 2002.

     In addition, NCH-UK has an agreement with Barclay's Bank PLC (Barclay's) which provides an automatic overdraft protection of up to approximately $4.8 million at an annual interest rate of 2% per annum plus Barclay's base rate, 6% at December 31, 2002. The indebtedness is secured by NCH-UK's facilities located in Corby, England. NCH-UK had no borrowings outstanding at December 31, 2002.

(5)  Long-Term Debt

     On January 13, 1998, the Company entered into a series of agreements leading to the recapitalization (the recapitalization) of the Company by PPM America Special Investment Funds (PPMASIF) and Jackson National Life Insurance Company (JNL), which are affiliates of U.K.-based Prudential Corporation. The debt issued in connection with the recapitalization was 15% Senior Subordinated Notes (the 15% Notes) and 18% Junior Subordinated Notes (the 18% Notes). On December 13, 2002, the Company and PPMASIF amended the 15% Notes by converting the interest rate to 13% and extending the maturity date from December 15, 2002 to December 15, 2004. The 18% Notes were paid in full on June 28, 2002.

     The notes require the Company to comply with various financial covenants. The Company is in compliance with all such covenants at December 31, 2002. The balance of the notes payable at December 31, 2002 was $12,462.

(6)  Commitments and Contingencies

     The Company leases certain facilities and equipment under noncancelable operating leases expiring on various dates through 2012. Under the terms of these leases, the Company is required to pay all taxes, insurance, and maintenance. The total future minimum annual lease payments under the operating lease agreements are as follows:

     Year ending December 31:
     ------------------------
        2003                    $ 1,634
        2004                      1,620
        2005                      1,364
        2006                      1,520
        2007                      1,535
        Thereafter                8,320
                                -------
                                $15,993
                                =======

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     In connection with the relocation of the corporate offices, the Company entered into a 10-year operating lease commitment that commenced on November 1, 2002. The lease contains accelerated base rent payments as well as certain lease incentives granted by the lessor. Lease payments and incentives have been recognized on a straight-line basis over the term of the lease.

     Rent expense for the year ended December 31, 2002 was approximately $3.5 million.

     The Company is involved, from time to time, in various legal proceedings and claims arising in the ordinary course of business, none of which, in the opinion of management, is expected to have a material effect on the Company's consolidated financial position, results of operation, or liquidity.

(7)  Income Taxes

     The provision for income taxes for the year ended December 31, 2002 consisted of the following:

     Current income tax provision:
        U.S. Federal and state                    $   88
        Foreign                                    1,336
                                                  ------
           Total current income tax provision      1,424
                                                  ------
     Deferred income tax provision (benefit):
        U.S. Federal and state                       429
        Foreign                                      (66)
                                                  ------
           Total deferred income tax provision       363
                                                  ------
           Provision for income taxes             $1,787
                                                  ======

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's U.S. deferred tax assets and liabilities at December 31, 2002 are as follows:

     Deferred tax assets:
        Reserves and accruals                      $  639
        Net operating loss carryforwards              980
        AMT credit carryforward                        44
        Charitable contribution carryforward           10
        Capital loss carryforward                      56
        Amortization of intangibles                 1,652
        Depreciation                                  152
        Stock options                                  43
        Foreign                                       489
                                                   ------
           Total deferred tax assets                4,065

     Valuation allowance for deferred tax assets     (855)
                                                   ------
           Net deferred tax assets                  3,210
                                                   ------
     Deferred tax liabilities:
        Foreign                                        65
        Other                                         101
                                                   ------
           Total deferred tax liabilities             166
                                                   ------
           Net deferred tax assets                 $3,044
                                                   ======

     The income tax expense reconciles to the amount computed by applying the statutory Federal rate of 35% to income before income taxes as follows:

     Computed expected tax expense                $1,450
     State income taxes, net of Federal benefit      187
     Mexican deemed dividend                         318
     Foreign tax rate differential                   142
     Reduction in deferred liability                (150)
     Other                                          (160)
                                                  ------
                                                  $1,787
                                                  ======

     As of December 31, 2002, the Company has a federal tax net operating loss carryforward of approximately $2,483. The federal tax loss carryforwards will begin to expire in 2018, unless previously utilized.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

     The Company continually evaluates its ability to realize deferred tax assets. The valuation allowance for deferred tax assets as of December 31, 2002 was $855. The net change in the total valuation allowance for the year ended December 31, 2002 was $0. The Company evaluates a variety of factors in determining the amount of the deferred tax assets to be recognized pursuant to SFAS No. 109, Accounting for Income Taxes, including the Company's earnings, history, the number of years the Company's operating loss and tax credits can be carried forward, the existence of taxable temporary differences, and near-term earnings expectations.

     As of the end of 2002, the Company has not provided deferred U.S. income taxes on approximately $6.4 million of undistributed earnings of international subsidiaries where such earnings are considered to be permanently invested.

(8)  Stockholders' Equity

     (a)  Capital Stock

          The Company is authorized to issue 8,000,000 shares of Common Stock, par value $0.01 per share, and 3,000,000 shares of Series A Preferred Stock, par value $0.01 per share. Each share of Preferred Stock has a liquidation preference of $5.00 per share and is convertible into Common Stock at a rate defined by the Restated Certificate of Incorporation of the Company. Per the agreement, each share of Preferred Stock is convertible into the number of shares of Common Stock that is equal to the original issue price divided by its conversion price. There were 3,752,624 shares of Common Stock issued and outstanding as of December 31, 2002. As of December 31, 2002 there were 76,991 shares of Series A Preferred Stock issued and outstanding.

          Holders of Series A Preferred Stock are entitled to receive noncumulative dividends out of legally available assets prior, and in preference to, payment of dividends to common stockholders. Dividends accrue at $0.50 per share per annum; however, the board of directors of the Company is under no obligation to declare and pay dividends. Accordingly, no dividends shall accrue to holders of the Series A Preferred Stock if dividends are not declared in any prior year. There have been no dividends declared or paid as of December 31, 2002.

          Additionally, in September 1998, the board of directors approved the adoption of two new incentive stock plans that provide for reservation of Common Stock grants of 216,884 shares of restricted stock.

     (b)  Stock Option Plan

          In February 1997, the board of directors terminated the Company's 1996 Stock Option Plan and approved the adoption of a new stock option plan (the 1997 Plan), which initially provided for the reservation of 202,220 shares of Common Stock available for grants under the plan. Under the 1997 Plan, stock options may be granted to consultants and employees of the Company under terms not to exceed 10 years. Upon a change of control all stock options become fully vested and exercisable.

                          NCH MARKETING SERVICES, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                        (In thousands, except share data)

          Additionally, in September of 1998, the board of directors approved the adoption of two new stock option plans: the Board Plan and the Executive Management Plan, which initially provided for reservation of 94,398 and 144,588 shares, respectively, of Common Stock for grants under the Plans. Upon a change of control all stock options become fully vested and exercisable.

          The following table summarizes common stock option activity:

                                                                      Weighted
                                                                      average
                                                       Option price   exercise
                                             Shares        range       price
                                             -------   ------------   --------
          Balance at December 31, 2001       236,413   $0.25 - 4.94     3.98
             Granted                           4,673        9.77        9.77
             Exercised                            --
             Forfeited                            --
                                             -------
          Balance at December 31, 2002       241,086    0.25 - 9.77     4.09
                                             =======
          Exercisable at December 31, 2002   237,971    0.25 - 9.77     4.02

          SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of the pro forma net income had the Company adopted the fair value method of accounting as prescribed in that Statement. There is no material difference between the net income as calculated on this basis and the net income presented for fiscal 2002 and 2001. The weighted average remaining contractual life of options outstanding and exercisable at December 31, 2002 was 5.4 years. On a pro forma basis, the estimated fair value of the options is amortized to expense over the vesting period of the related options. The fair value of these options was estimated at the date of grant using the minimal value pricing model with the following weighted average assumptions for all years presented risk-free interest rate of 5%, dividend yield of 0%.

          The minimal value pricing model is similar to the Black-Scholes option valuation model which was developed for use in estimating the fair value of publicly traded options which have no vesting restrictions and are fully transferable, except that it excludes the factor for volatility. In addition, option valuation models require the input of highly subjective assumptions. Since the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

(9)  Employee Retirement Savings Plan and Post-employment Plan

     In 1997, the Company adopted a tax deferred retirement savings plan (the
     Plan) under Section 401(k) of the Internal Revenue Code whereby U.S. employees may defer a portion of their compensation through payroll deductions as contributions to the Plan. The Company may match a portion of the savings contribution as prescribed in the Plan.

     Contributions by the Company to the Plan were $236 for the year ended December 31, 2002.

     The Company also offers employees in the United Kingdom who have served the Company for at least six months the opportunity to participate in a group personal pension plan (the GPPP), which is a defined contribution plan established under local tax law. The Company is required to contribute 5%, a participating employee's pay, subject to certain adjustments under the plan. The GPPP commenced May 1997, and the Company contributed approximately $139 to the GPPP for the year ended December 31, 2002.

     In Mexico, as required by Mexican law, the Company has a post-employment plan commonly known as the seniority premium. After 15 years of service, upon termination from the Company, employees are entitled to a benefit payment equivalent to 12 days of pay at their current daily rate for every year of service. The current daily rate cannot exceed two times the current Mexican minimum wage. Total liabilities and expenses are recorded based on an actuarial calculation. There are no plan assets, as the Company does not fund the plan. For the year ended December 31, 2002, the Company recognized an expense of $110. At December 31, 2002, the Company had a liability of $604, which equaled the actuarially determined benefit obligation. The weighted-average assumption for the rate of compensation increase was 1.5% and the discount rate was 4.0%

(10) Subsequent Event -- Sale of the Company

     On February 13, 2003, the Company entered into a stock purchase agreement (the Agreement) and sold all of the outstanding capital stock (after considering exercise of stock options) of the Company for approximately $59 million. As a result of the transaction, the Company became a wholly owned subsidiary of Valassis Communications, Inc. (VCI), a publicly held company.

     In connection with the acquisition by VCI, simultaneous with the sale, NCH terminated its Harris Revolving Facility, its Barclay's overdraft agreement, and also extinguished its debt payable to PPMASIF.